                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            Forrester Research, Inc.
                (Name of Registrant as Specified In Its Charter)

                            Forrester Research, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            FORRESTER RESEARCH, INC.
                           1033 MASSACHUSETTS AVENUE
                         CAMBRIDGE, MASSACHUSETTS 02138

GEORGE F. COLONY
Chairman of the Board, President,
and Chief Executive Officer

                                          April 13, 1998

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 12, 1998 at 10:00 a.m. (local time) at the offices of Ropes & Gray, One International Place, Boston, Massachusetts.

     On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. When you have finished reading the statement, please promptly mark, sign, and return the enclosed proxy card to ensure that your shares will be represented.

     This is our second Annual Meeting since becoming a public company, and we hope that many of you will be able to attend in person. I look forward to seeing you there.

                                          Sincerely,

                                          /s/ GEORGE COLONY

                                          George F. Colony
                                          Chairman of the Board, President,
                                          and Chief Executive Officer

                            FORRESTER RESEARCH, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of Forrester Research, Inc. will be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 12, 1998 for the following purposes:

     1. To elect two Class II directors to serve until the 2001 Annual Meeting of Stockholders.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from May 1, 1998 to the date of the meeting at the offices of Ropes & Gray, One International Place, Boston, Massachusetts.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          Susan M. Whirty, Esq.
                                          Secretary

Cambridge, Massachusetts
April 13, 1998

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
            PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS
       POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                            FORRESTER RESEARCH, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

                                PROXY STATEMENT

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Forrester Research, Inc. ("Forrester" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 12, 1998, or at any adjournment thereof. A proxy may be revoked by a stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) otherwise delivering a written revocation to the Secretary of the Company, or
(iii) attending the Meeting and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting by the persons named in the proxy for the proposal set forth below. In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below.

     This proxy statement was first mailed to stockholders on or about April 13, 1998.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone, and telegram from brokerage houses and other stockholders. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     The holders of record of shares of the common stock, $.01 par value, of the Company (the "Common Stock") at the close of business on March 31, 1998 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 8,463,442 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

     Consistent with state law and the Company's Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as the election inspector for the Meeting. The nominees for election as Class II directors at the Meeting who receive the greatest number of votes properly cast for the election of directors will be elected. The election inspector(s) will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the election of directors.

     The Annual Report to Stockholders for the Company's fiscal year ended December 31, 1997 accompanies this proxy statement. This proxy statement and the enclosed proxy are being mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders.

                             ELECTION OF DIRECTORS

                                 PROPOSAL ONE:
                         ELECTION OF CLASS II DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned (and not revoked) in favor of the election as Class II directors of the nominees named below, unless authority to vote for the election of such nominees is withheld, by marking the proxy to that effect.

     Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year.

     The first nominee, George R. Hornig, is the director currently designated as a Class II director whose term expires at the Meeting. The second nominee, Henk W. Broeders, has been nominated by the Board of Directors for election at the Meeting to the position of Class II director.

     If Proposal One is approved, George R. Hornig and Henk W. Broeders will be elected as Class II Directors for a term of three years expiring at the 2001 Annual Meeting of Stockholders, and until their respective successors are elected and shall qualify to serve.

     It is expected that Mr. Hornig and Mr. Broeders will be able to serve, but if either of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.

NOMINEES

                    NAME                       AGE        POSITION
                    ----                       ---        --------
George R. Hornig.............................  43     Class II Director
Henk W. Broeders.............................  46     Class II Director

     George R. Hornig became a director of the Company in November 1996 immediately following the Company's initial public offering. Mr. Hornig has been a Managing Director of Deutsche Bank North America Holdings, Inc., a banking firm, from 1993 to the present. From 1991 to 1993, Mr. Hornig was President and Chief Operating Officer of Dubin & Swieca Holdings, Inc., an investment management firm. He is also Director of Unity Mutual Life Insurance Company and SL Industries, Inc.

     Henk W. Broeders will become a director of the Company in May 1998 if he is elected at the Meeting. Mr. Broeders is currently an Executive Director of Cap Gemini BV, a management consulting firm located in the Netherlands. From 1992 to April 1998, Mr. Broeders was General Manager of IQUIP Informatica BV, a software company in the Netherlands.

                   THE BOARD OF DIRECTORS RECOMMENDS ELECTION
                   OF THE NOMINEES DESCRIBED IN PROPOSAL ONE.

OTHER DIRECTORS

     George F. Colony, a Class I director, is the founder of the Company and has served as President and Chief Executive Officer since its inception in July 1983.

     Robert M. Galford, a Class III director, became a director of the Company in November 1996 immediately following the Company's initial public offering. Mr. Galford has been a member of the Faculty of the Executive Programs at Columbia University's Graduate School of Business since 1994. Before joining Columbia's Executive Programs, he taught at Boston University from 1993 to 1994. Prior to his work in executive education, Mr. Galford was a Vice President of the MAC Group from 1986 to 1991 and its successor firm, Gemini Consulting, from 1991 to 1994.

     Michael H. Welles, a Class III director, became a director of the Company in November 1996 immediately following the Company's initial public offering. Mr. Welles has been Vice President of News Operations for NewsEdge Corporation since February 1998. He previously served as Vice President of Engineering at Individual, Inc. from May 1997 to February 1998, General Manager, Next Generation Products, for Lotus Development Corporation from 1994 to 1997, and General Manager of Lotus' Improv development team from 1991 to 1994.

     There is currently one Class II director vacancy, which will be filled if two Class II directors are elected at the Meeting.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held five (5) meetings during the fiscal year that ended December 31, 1997. In fiscal 1997, each director attended at least 75% of the Board meetings held during such time each director was in office. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     The Audit Committee of the Company, which consists of George R. Hornig and Michael H. Welles, held five (5) meetings during the fiscal year ended December 31, 1997. The Audit Committee reviews the results of operations of the Company with officers of the Company who are responsible for accounting matters and, from time to time, meets with the Company's independent auditors.

     The Compensation Committee of the Company, which consists of two members, Robert M. Galford and Michael H. Welles, neither of whom is an executive officer or employee of the Company, held five (5) meetings during the fiscal year ended December 31, 1997. The Compensation Committee administers the Company's stock plans, recommends annual compensation arrangements for the Company's executive officers, and reviews annual compensation arrangements for all other officers and significant employees.

DIRECTOR COMPENSATION

     Members of the Board of Directors of the Company are reimbursed for their expenses incurred in connection with attending any meeting. In addition, under the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), the Company's four non-employee directors each received on the date of last year's Annual Meeting an option to purchase 4,000 shares of Common Stock at an exercise price of $20.50, the fair market value on that date. These options vest in three equal installments on the first, second, and third anniversaries of the date of grant. Each newly elected, non-employee, director will receive an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock upon his or her first election as a director, which will vest in three equal installments commencing on the date of grant and on the first and second anniversaries of the date of grant. The Compensation Committee of the Board of Directors also has the authority under the Directors' Plan to grant options to non-employee directors in such amounts and on such terms as it shall determine at the time of grant.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of March 31, 1998 (except as set forth in the Notes to the table) by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each member of the Company's board of directors, and (iv) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

                                                                       COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                              -------------------------------
                                                                 SHARES         PERCENTAGE OF
                                                              BENEFICIALLY       OUTSTANDING
NAME OF BENEFICIAL OWNER                                        OWNED(1)           SHARES
------------------------                                      ------------      -------------
George F. Colony, c/o Forrester Research, Inc...............   5,997,630            70.86%
  1033 Massachusetts Avenue
  Cambridge, MA 02138(2)
Provident Investment Counsel(3).............................     512,867             6.06%
  300 North Lake, Suite 1001
  Pasadena, CA 91101
Pilgrim Baxter & Associates, Ltd.(4)........................     456,800             5.40%
  825 Duportail Road
  Wayne, PA 19087
William M. Bluestein, Ph.D.(5)..............................      35,004                *
Mary A. Modahl(6)...........................................      42,368                *
Jon D. Schwartz(7)..........................................      31,805                *
Stuart D. Woodring(8).......................................      36,441                *
Henk W. Broeders............................................          --               --
Robert M. Galford(9)........................................       6,533                *
George R. Hornig............................................       6,333                *
Michael H. Welles...........................................       6,533                *
Directors and executive officers as a group (14 persons)....   6,191,949            71.65%

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares subject to options currently exercisable or exercisable within 60 days of March 31, 1998 are included as beneficially owned.

(2) Includes 1,000 shares held by Mr. Colony's wife as to which Mr. Colony disclaims beneficial ownership and 500 shares subject to currently exercisable stock options.

(3) Based on a Schedule 13G filed by Provident Investment Counsel, Inc. ("Provident") with the Securities and Exchange Commission ("Commission") dated March 11, 1998, Provident beneficially owned 512,867 shares of Common Stock as of December 31, 1997. Provident has sole voting power with respect to 477,767 of the shares and sole dispositive power with respect to 512,867 shares.

(4) Based on a Schedule 13G filed by Pilgrim Baxter & Associates, Ltd. ("Pilgrim") with the Commission dated February 12, 1998, Pilgrim beneficially owned 456,800 shares of Common Stock as of December 31, 1997. Pilgrim has sole voting and dispositive power with respect to 456,800 shares.

(5) Includes 33,504 shares subject to currently exercisable stock options.

(6) Includes 40,504 shares subject to currently exercisable stock options.

(7) Includes 30,809 shares subject to currently exercisable stock options.

(8) Includes 29,777 shares subject to currently exercisable stock options.

(9) Includes 1,200 shares held in trust for Mr. Galford's children as to which Mr. Galford disclaims beneficial ownership.

 *  Less than 1%.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding all compensation awarded to, earned by, or paid to the Company's President and Chief Executive Officer and each of the other four most highly compensated executive officers during 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL               LONG-TERM
                                            COMPENSATION(1)          COMPENSATION
                                          --------------------    ------------------
                                                                      SECURITIES         ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS      UNDERLYING OPTIONS    COMPENSATION
  ---------------------------     ----     ------      -----      ------------------    ------------
George F. Colony................  1997    $150,000    $133,702             500                 --
  Chairman of the Board,
     President,                   1996    $150,000    $ 77,501              --             $7,700
  and Chief Executive Officer     1995    $135,000    $      0              --             $7,000
William M. Bluestein, Ph.D. ....  1997    $176,667    $ 91,767             500                 --
  Vice President, Corporate       1996    $135,000    $ 72,497          70,926
  Strategy and Development        1995    $110,000    $ 46,476              --
Mary A. Modahl..................  1997    $176,667    $ 93,787             500                 --
  Vice President, New Media       1996    $135,000    $ 65,127          70,926
  Research                        1995    $105,938    $ 37,276              --
Jon D. Schwartz.................  1997    $282,438    $  7,250             500                 --
  Vice President, Sales,
     Marketing,                   1996    $241,256    $ 23,136          70,019
  and Client Services             1995    $177,444    $ 20,400              --
Stuart D. Woodring..............  1997    $176,667    $ 99,892             500                 --
  Vice President, Information     1996    $135,000    $ 59,305          69,699
  Technology Research             1995    $125,000    $ 43,827              --

---------------
(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his salary and bonus.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following tables set forth certain information regarding stock options granted to, and exercised by, the Named Executive Officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           % OF TOTAL                               POTENTIAL REALIZABLE
                             NUMBER OF      OPTIONS                                   VALUE AT ANNUAL
                             SECURITIES     GRANTED                                 RATES OF STOCK PRICE
                             UNDERLYING        TO                                     APPRECIATION FOR
                              OPTIONS      EMPLOYEES     EXERCISE                      OPTION TERM(2)
                              GRANTED      IN FISCAL       PRICE      EXPIRATION    --------------------
           NAME                (#)(1)         YEAR       ($/SHARE)       DATE        5%($)       10%($)
           ----              ----------    ----------    ---------    ----------    --------    --------
George F. Colony...........     500            *          $24.20       2/14/03       $2,641      $7,387
William M. Bluestein,
  Ph.D. ...................     500            *          $22.00       2/14/03       $3,741      $8,487
Mary A. Modahl.............     500            *          $22.00       2/14/03       $3,741      $8,487
Jon D. Schwartz............     500            *          $22.00       2/14/03       $3,741      $8,487
Stuart D. Woodring.........     500            *          $22.00       2/14/03       $3,741      $8,487

---------------
(1) Each of these options was granted pursuant to the Company's Amended and Restated 1996 Equity Incentive Plan (the "Plan") and is subject to the terms of such plan. The exercise price of the options granted is equal to the fair market value (as defined in the Plan) of the Company's Common Stock on the date of grant. Pursuant to the terms set forth in the option certificate, each such option was to become exercisable in full on February 13, 2003 or earlier if, the Company achieved a pre-determined financial goal. The Company achieved that goal on December 22, 1997, and the option vested and became exercisable in full on that date. All such options expire six years from the date of grant.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the holders' continued employment through the option period, and the date on which the options are exercised.

 *  Less than 1%

     The following table contains information for each of the Named Executive Officers concerning the exercise of options during the fiscal year ended December 31, 1997 and unexercised options held as of the end of the 1997 fiscal year.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
               AGGREGATE UNEXERCISED OPTIONS AT DECEMBER 31, 1997

                                                                              FISCAL YEAR-END OPTION VALUES
                                                                ---------------------------------------------------------
                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FISCAL                 AT FISCAL
                                   SHARES                              YEAR-END (#):                YEAR-END($)(1):
                                 ACQUIRED ON       VALUE        ---------------------------   ---------------------------
             NAME                EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------------   -----------   -------------   -----------   -------------
George F. Colony...............        --               --           500             --              --             --
William M. Bluestein, Ph.D.....     7,000         $111,375        26,959         37,467        $377,577       $487,862
Mary A. Modahl.................        --               --        33,959         37,467        $498,327       $487,862
Jon D. Schwartz................     5,000         $110,000        24,294         41,225        $319,191       $527,864
Stuart D. Woodring.............     6,500         $ 92,000        27,050         36,649        $376,898       $469,252

---------------
(1) Based upon the market price of $22.75 per share, which was the closing price per share of Common Stock on the Nasdaq National Market on the last trading day of the 1997 fiscal year less the option exercise price per share.

(2) Represents the difference between the fair market value of the stock at the time of the exercise and the exercise price of the stock options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Following the Company's initial public offering, the Board of Directors appointed a Compensation Committee consisting of Robert M. Galford and Michael
H. Welles, neither of whom is an employee of the Company. The Compensation Committee is responsible for reviewing with management the compensation of the Company's directors, officers, employees, and agents, making recommendations to the Board of Directors, and administering the Company's stock plans. The Company engaged a compensation consultant to advise it and also the Compensation Committee on appropriate levels and methods of compensation for key employees for 1997.

     The Company's culture emphasizes certain key values -- quality, cooperation, and creativity -- that it believes are critical to its continued growth. To encourage achievement of the Company's key values, the Company places great emphasis on individual excellence, and employees at all levels, as well as executive officers, are encouraged to take initiative and lead individual projects that enhance the Company's effectiveness. The Company's compensation philosophy bases cash compensation on individual achievement, teamwork, and the Company's short-term performance, and aligns employees' incentives with the Company's objective of enhancing stockholder value over the long term through long-term incentives, principally stock options. Compensation must also be competitive with other companies in the industry so that the Company can continue to attract, retain, and motivate key employees who are critical to the long-term success of the Company.

     Compensation for the Company's executive officers in 1997 consisted of three principal components: base salary, cash bonuses, and stock options.

     Base Salary. Base salaries of executive officers were determined by evaluating the responsibilities of the position, the experience and performance of the individual, formal and informal industry comparisons.

     Cash Bonuses. Cash bonuses were determined based upon performance against individual and team goals and are funded by the Company's overall performance against key business objectives.

     Stock Options. The principal equity compensation component of executive compensation are options granted under the Company's stock option plan. Prior to 1996, the Company had not issued stock options to executive officers or employees. In 1996, the Company granted stock options, some of which vested upon consummation of the Company's initial public offering and others of which vest over three years, to executive officers and other employees based on seniority and the position held with the Company, and granted stock options, which vest over three years, to new executive officers who joined the Company in 1996. The Compensation Committee expects that future stock options generally will be granted when an executive joins the Company, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that stock option participation helps to motivate and retain executives and also aligns management's incentives with long-term stock price appreciation. In determining the size of awards for 1997, the Committee considered formal and informal surveys of companies in similar businesses, recognizing that equity compensation is a key retention incentive in a company, like Forrester, that relies heavily on the quality of its analysts.

     Mr. Colony's compensation package in 1997 as Chief Executive Officer consisted of the same benefits program as other executive officers, including base salary, cash bonus, and other executive and employee benefit programs. Mr. Colony did not receive any stock options other than the award of an option on 500 shares that was made to every employee of the Company. The Compensation Committee decided to maintain Mr. Colony's base salary at the 1996 level, which it believes is relatively modest, but to place more emphasis on cash incentive compensation. In deciding to increase the size of his cash bonus, the Committee considered the performance of the Company, including the increase in revenues, operating income, and agreement value, although no single factor was more important than any other.

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million unless the compensation is performance-based. To the extent consistent with its performance goals, it is the Company's policy to structure compensation arrangements with its executive officers to preserve the deductibility of that compensation in light of Section 162(m).

                                          Robert M. Galford
                                          Michael H. Welles

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the period cumulative return of the Company's Common Stock against the return on the Nasdaq Stock Market Index of U.S. Companies and the H&Q Technology index for the period indicated below.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

 MEASUREMENT PERIOD        'FORRESTER
(FISCAL YEAR COVERED)     RESEARCH, INC.'         NASDAQ          H&Q TECHNOLOGY
11/26/96                        100                 100                 100
12/31/96                     117.05              100.81               98.84
12/31/97                     103.41              123.77              115.63

---------------
* Assumes that the value of the investment in Forrester Research, Inc. Common Stock, the Nasdaq Stock Market Index of U.S. Companies, and the H&Q Technology index was $100 on November 26, 1996 and that all dividends were reinvested. The stock performance graph above is not necessarily indicative of future stock performance.

                               OTHER INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company, which consists of two members, Messrs. Galford and Welles, neither of whom is or has been an executive officer or employee of the Company, was responsible for compensation decisions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") received by it, and written representations from certain reporting persons, the Company believes that during 1996 its directors, executive officers, and beneficial owners of greater than ten percent of the Common Stock filed all required reports under
Section 16 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Mr. Colony, who was the sole stockholder of the Company prior to the Offering, have entered into an indemnification agreement relating to their respective tax liabilities. Mr. Colony will continue to be liable for personal income taxes on the Company's income for all periods prior to the time the Company ceased to be an S corporation. The agreement generally provides that the Company will indemnify Mr. Colony for any increase in his taxes (including interest and penalties) resulting from adjustments initiated by taxing authorities and from payments to him under the agreement, and Mr. Colony will pay to the Company an amount equal to any decrease in his tax liability resulting from adjustments initiated by taxing authorities. The agreement also provides that, if the Company is determined to have been a C corporation for tax purposes at any time it reported its income as an S corporation, Mr. Colony will make a capital contribution to the Company in an amount necessary to hold the Company harmless from any taxes and interest arising from such determination up to the amount of distributions made by the Company to Mr. Colony prior to the termination of the Company's S corporation election less any taxes and interest attributable to such distributions.

     The Company and Mr. Colony entered into a registration rights and non-competition agreement (the "Registration Rights and Non-Competition Agreement") which provides that if Mr. Colony's employment with the Company is terminated he will not compete with the Company for the one-year period after the date of such termination. The Registration Rights and Non-Competition Agreement also provides that in the event the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him (the "Registrable Shares") in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such Registrable Shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by the Company. The agreement also provides that Mr. Colony may require the Company to register under the Securities Act shares having a fair market value of at least $5.0 million, except that the Company is not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that the Company will pay all expenses incurred in connection with such registration.

                                 AUDIT MATTERS

     Arthur Andersen LLP has been selected to audit the financial statements of the Company for the year ending December 31, 1998 and to report the results of their examination.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 1999 must be received by the Company no later than December 14, 1998.

                                 OTHER BUSINESS

     The Board of Directors knows of no business that will come before the Meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                  FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 1033 Massachusetts Avenue, Cambridge, MA 02138.

                                  DETACH HERE

                                     PROXY

                            FORRESTER RESEARCH, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING, MAY 12, 1998

     The undersigned appoints George F. Colony, Susan M. Whirty and David H. Ramsdell, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m. on Tuesday, May 12, 1998, or any adjournments thereof, for the following purposes set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR ON THE REVERSE SIDE.



-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------





                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

   1. To elect two Class II directors to serve until the 2001 Annual Meeting.

      NOMINEES:  George R. Hornig, Henk W. Broeders

                  FOR   WITHHELD
                  [ ]      [ ]

   [ ]
      -------------------------------------------------
           For both nominees except as noted above
                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

                                                          Please sign exactly as name appears hereon and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian,  please give full title as such.

Signature: _______________________________ Date: ___________  Signature: _______________________________ Date: ___________